FONAR

NEWS
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1709

FONAR Announces Fiscal 2014 Second Quarter Earnings Results

•	Second Fiscal 2014 Quarter Net Revenues increase 83% over Second Fiscal Quarter 2013 to $17.6 million.
•	Second Fiscal 2014 Quarter Net Income increases 88% over Second Fiscal Quarter 2013 to $3.0 million
•	Diluted EPS Available to Common Stockholders for the Second Fiscal 2014 Quarter was $0.33, an increase of 57% over Second Fiscal Quarter 2013
•	FONAR records Fifthteenth straight quarter of positive Net Income and Income from Operations of which most recent ten were greater than $1.5 Million

MELVILLE, NEW YORK, February 14, 2014 – FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported its second quarter, fiscal 2014 results for the quarter ended December 31, 2013. The Company’s two industry segments include the management of 23 Stand-Up® MRI (UPRIGHT® MRI) centers as well as its traditional MRI development, manufacturing and service business. Its stellar product line includes the FONAR UPRIGHT® Multi-Position™ MRI (aka STAND-UP® MRI which enables full weight-bearing MRI imaging and is particularly powerful in the gravity sensitive regions of the human anatomy, e.g. the spine, brain, hip, knee, ankle, foot, shoulder, and pelvis. The FONAR UPRIGHT® Multi-Position™ MRI scanner is the world’s only MRI scanner licensed under FONAR’s multiple UPRIGHT® MRI patents to scan all the patient’s body parts in their normal fully weight-bearing UPRIGHT® position.

Statement of Operations Items

Income from operations for the quarter ended December 31, 2013, increased 91% to $3.3 million, as compared to $1.7 million for the same period one year earlier. For the six month period ended December 31, 2013, income from operations was $7.4 million as compared to $3.6 million during the corresponding period one year earlier, an increase of 104%.

Net Income for the quarter ended December 31, 2013, increased 88% to $3.0 million, as compared to $1.6 million for the same period one year earlier. For the six month period ended December 31, 2013, net income was $6.7 million as compared to $3.4 million during the corresponding period one year earlier, an increase of 96%.

Diluted Net Income per Common Share available to Common shareholders for the quarter ended December 31, 2013 increased 57% to $0.33, as compared to $0.21 for the same period one year earlier.

For the six month period ended December 31, 2013, Diluted Net Income per Common Share available to Common shareholders increased 63% to $0.70, as compared to $0.43 for the same period one year earlier.

Total revenues for the quarter ended December 31, 2013, increased 83% to $17.6 million as compared to $9.6 million during the same period one year earlier. For the six month period ended December 31, 2013, total revenues increased 80% to $34.4 million as compared to $19.1 million, one year earlier.

Revenue from the patient fee segment and management and other fees segment, for the quarter ended December 31, 2013, increased 149% to $14.3 million, as compared to $5.7 million during the same period one year earlier. At six months this also increased 149% to $28.5 million as compared to the same period one year earlier at $11.5 million. This is the revenue that comes from patient fees and the management of the 23 FONAR Stand-Up™ MRI diagnostic imaging centers, by FONAR’s HMCA subsidiary.

Balance Sheet Items

At December 31, 2013, total current assets were $43.5 million, total assets were $77.1 million, total current liabilities were $23.2 million, and total long-term liabilities were $11.8 million.

At December 31, 2013, total cash and cash equivalents were $9.4 million.

At December 31, 2013, total stockholder’s equity was $42.1 million.

See the accompanying tables for more details.

Recent Significant Events

In December, 2013, the Company settled a two-year old patent infringement case brought against it. The infringement action alleged that FONAR’s Upright® MRI scanners infringe plaintiff’s patent which relates to the moving of a patient into the scanner. The Company took the position that the plaintiff’s claims were without merit and that their patent was invalid. The parties have settled the case and while FONAR will pay $150,000, there are certain licenses and covenants not to sue again.

Management Discussion

The acquisition of Health Diagnostic Management (HDM) has been a significant source of profitability for the Company. The diluted earnings per share available for the common stockholder for the six months which ended on December 31, 2013 increased 63% to $0.70 when compared to one year earlier. The Company plans to continue to grow at a reasonable pace while maintaining its highly profitable profile.”

About FONAR

FONAR (NASDAQ:FONR), Melville, NY, The Inventor of MR Scanning™, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. Since its inception, nearly 300 recumbent-OPEN MRIs and 157 UPRIGHT® Multi-Position™ MRI scanners have been installed worldwide. FONAR’s stellar product is the UPRIGHT® MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often sees the patient’s problem that other scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero claustrophobic rejection rate by patients. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while they watch a 42” flat screen TV. FONAR is headquartered on Long Island, New York.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™,Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS AND SHARES IN THOUSANDS,EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

ASSETS

ASSETS	December 31, 2013	June 30, 2013
Cash and cash equivalents	$ 9,425	$ 7,871
Accounts receivable – net	5,359	4,444
Accounts receivable - related party	60	-
Medical receivable - net	8,884	8,126
Management and other fees receivable – net	12,347	11,466
Management and other fees receivable – related medical practices – net	2,985	2,382
Inventories	2,562	2,077
Prepaid expenses and other current assets	1,901	1,500
Total Current Assets	43,523	37,866
Property and equipment – net	16,538	17,524
Goodwill	1,767	1,767
Other intangible assets – net	11,271	11,904
Deferred income tax asset	2,936	2,936
Other assets	1,050	1,154
Total Assets	$ 77,085	$ 73,151

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES	December 31, 2013	June 30, 2013
Current Liabilities:
Current portion of long-term debt and capital leases	$ 3,048	$ 2,886
Accounts payable	2,941	2,752
Other current liabilities	9,401	8,636
Unearned revenue on service contracts	5,725	4,965
Unearned revenue on service contracts - related party	55	-
Customer advances	2,041	1,858
Income tax payable	-	20
Total Current Liabilities	23,211	21,117
Long-Term Liabilities:
Due to related medical practices	229	231
Long-term debt and capital leases, less current portion	10,530	12,887
Deferred income tax liability	462	462
Other liabilities	596	654
Total Long-Term Liabilities	11,817	14,234
Total Liabilities	35,028	35,351

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS AND SHARES IN THOUSANDS,EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY (Continued)

STOCKHOLDERS' EQUITY:	December 31, 2013	June 30, 2013
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2013 and June 30, 2013, 313 issued and outstanding at December 31, 2013 and June 30, 2013	-	-
Preferred stock $.001 par value; 567 shares authorized at December 31, 2013 and June 30, 2013, issued and outstanding – none	-	-
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2013 and June 30, 2013, 6,022 and 5,981 issued at December 31, 2013 and June 30, 2013, respectively; 6,010 and 5,969 outstanding at December 31, 2013 and June 30, 2013, respectively	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227 shares authorized at December 31, 2013 and June 30, 2013, .146 issued and outstanding at December 31, 2013 and June 30, 2013	-	-
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2013 and June 30, 2013, 383 issued and outstanding at December 31, 2013 and June 30, 2013	-	-
Paid-in capital in excess of par value	174,770	174,499
Accumulated deficit	(155,075)	(159,655)
Notes receivable from employee stockholders	(42)	(55)
Treasury stock, at cost - 12 shares of common stock at December 31, 2013 and June 30, 2013	(675)	(675)
Total Fonar Corporation Stockholder Equity	18,979	14,115
Non controlling interests	23,078	23,685
Total Stockholders' Equity	42,057	37,800
Total Liabilities and Stockholders' Equity	$ 77,085	$ 73,151

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS AND SHARES IN THOUSANDS,EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31,
REVENUES	2013	2012
Product sales – net	$ 755	$ 1,080
Service and repair fees – net	2,548	2,765
Service and repair fees – related parties - net	28	28
Patient fee revenue, net of contractual allowances and discounts	5,894	-
Provision for bad debts for patient fee	(2,223)	-
Management and other fees – net	8,274	3,775
Management and other fees – related medical practices – net	2,333	1,965
Total Revenues – Net	17,609	9,613
COSTS AND EXPENSES
Costs related to product sales	631	904
Costs related to service and repair fees	587	894
Costs related to service and repair fees – related parties	6	9
Costs related to patient fee revenue	2,028	-
Costs related to management and other fees	5,190	2,235
Costs related to management and other fees – related medical practices	1,270	852
Research and development	374	320
Selling, general and administrative	4,352	2,352
Provision for bad debts	(124)	325
Total Costs and Expenses	14,314	7,891
Income From Operations	3,295	1,722
Interest Expense	(237)	(103)
Investment Income	60	60
Other Expense	-	(4)
Income Before Provision for Income Taxes and Non Controlling Interests	3,118	1,675
Provision for Income Taxes	70	55
Net Income	3,048	1,620
Net Income - Non Controlling Interests	(905)	(271)
Net Income - Controlling Interests	$ 2,143	$ 1,349
Net Income Available to Common Stockholders	$ 2,003	$ 1,259
Net Income Available to Class A Non-Voting Preferred Stockholders	$ 104	$ 67
Net Income Available to Class C Common Stockholders	$ 36	$ 23
Basic Net Income Per Common Share Available to Common Stockholders	$ 0.33	$ 0.21
Diluted Net Income Per Common Share Available to Common Stockholders	$ 0.33	$ 0.21
Basic and Diluted Income Per Share-Common C	$ 0.09	$ 0.06
Weighted Average Basis Shares Outstanding-Common Stockholders	6,006	5,926
Weighted Average Diluted Shares Outstanding	6,133	6,054
Weighted Average Basic Shares Outstanding – Class C	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
	2013	2012
REVENUES
Product sales – net	$ 783	$ 2,121
Service and repair fees – net	5,060	5,474
Service and repair fees – related parties - net	55	55
Patient fee revenue, net of contractual allowances and discounts	11,721	-
Provision for bad debts for patient fee	(4,262)	-
Management and other fees – net	16,417	7,544
Management and other fees – related medical practices – net	4,666	3,930
Total Revenues – Net	34,440	19,124
COSTS AND EXPENSES
Costs related to product sales	678	1,959
Costs related to service and repair fees	1,131	1,760
Costs related to service and repair fees – related parties	12	18
Costs related to patient fee revenue	3,877	-
Costs related to management and other fees	10,264	4,406
Costs related to management and other fees – related medical practices	2,490	1,669
Research and development	769	650
Selling, general and administrative	8,089	4,564
Provision for bad debts	(218)	500
Total Costs and Expenses	27,092	15,526
Income From Operations	7,348	3,598
Interest Expense	(480)	(179)
Investment Income	121	120
Other Expense	(151)	(13)
Income Before Provision for Income Taxes and Non Controlling Interests	6,838	3,526
Provision for Income Taxes	170	127
Net Income	6,668	3,399
Net Income - Non Controlling Interests	(2,088)	(598)
Net Income - Controlling Interests	$ 4,580	$ 2,801
Net Income Available to Common Stockholders	$ 4,280	$ 2,616
Net Income Available to Class A Non-voting Preferred Stockholders	$ 223	$ 138
Net Income Available to Class C Common Stockholders	$ 77	$ 47
Basic Net Income Per Common Share Available to Common Stockholders	$ 0.71	$ 0.44
Diluted Net Income Per Common Share Available to Common Stockholders	$ 0.70	$ 0.43
Basic and Diluted Income Per Share-Common C	$ 0.20	$ 0.12
Weighted Average Basic Shares Outstanding	5,992	5,914
Weighted Average Diluted Shares Outstanding	6,120	6,041
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383